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                                                                  EXHIBIT 21

                             SUBSIDIARIES OF CONAGRA



   ConAgra, Inc. is the parent corporation owning 100% (unless otherwise noted) of the voting securities of the following subsidiaries as of May 25, 1997:

                                                       Jurisdiction of
   Subsidiary                                           Incorporation
   ----------                                          ----------------
Atwood-Kellogg Company                                 Minnesota

ConAgra Brands, Inc.                                   Nebraska

ConAgra Capital L.C. (indirectly controlled)           Iowa

ConAgra Energy Services, Inc.                          Delaware

ConAgra Fertilizer Company (owns 100% of the
voting securities of one domestic corporation
engaged in the retail fertilizer business)             Nebraska

ConAgra Foreign Sales Corporation, Inc.                Guam

ConAgra International Fertilizer Company               Delaware

ConAgra International, Inc. (owns 100% of the
voting securities of 54 foreign and two domestic
corporations, 99.9% of two foreign corporations,
85% of one foreign corporation, 80% of one foreign
corporation, 51% of one foreign corporation and 50%
of 16 foreign corporations, all engaged principally
in the worldwide commodities trading business and
the processing of beef, wool and malt)                 Delaware

ConAgra International (Far East) Limited (owns
100% of the voting securities of four foreign
corporations engaged principally in the
worldwide commodities trading business)                Hong Kong

ConAgra International, S.A.                            Spain

ConAgra Poultry Company                                Delaware

ConAgra Refrigerated Foods Companies, Inc.             Delaware

Country General, Inc. (sold July, 1997)                Delaware

Creative Seasonings, Inc.                              Massachusetts

CTC North America, Inc.                                Delaware

Golden Valley Microwave Foods, Inc.                    Minnesota

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                                        EXHIBIT 21 (CONTINUED)



                                                       Jurisdiction of
   Subsidiary                                           Incorporation
   ----------                                          ----------------
Hunt-Wesson, Inc. (owns 100% of the voting
securities of 20 domestic and four foreign
corporations, 70% of one foreign corporation
and 50% of three foreign corporations, all
engaged principally in the production and
marketing of retail, foodservice and
industrial food products)                              Delaware

Kurt A. Becher GmbH & Company KG                       Germany

Lamb-Weston, Inc. (owns 100% of the voting
securities of two domestic corporations and
one foreign corporation, all engaged in the
potato products business)                              Delaware

Miller Bros. Company, Inc.                             Utah

Molinos de Puerto Rico, Inc.                           Nebraska

Monfort, Inc. (owns 100% of the voting
securities of seven domestic corporations,
all engaged principally in the livestock
feeding and processing business)                       Delaware

Sergeant's Pet Products, Inc.                          Delaware

Superior Barge Lines, Inc. (80% owned)                 Delaware

To-Ricos, Inc.                                         Nebraska

United Agri Products, Inc. (owns 100% of the
voting securities of 34 domestic and one
foreign corporation, all engaged principally
in the agricultural chemicals business)                Delaware

United Milling Systems A/S (sold August, 1997)         Denmark

   The corporations listed above and on the previous page are included in the consolidated financial statements, which are a part of this report.

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                                        EXHIBIT 21 (CONTINUED)



   ConAgra and its subsidiaries account for the following investments using the equity method of accounting:

                                                       Jurisdiction of
  Subsidiary                                           Incorporation
  ----------                                           ----------------
Saprogal (100% owned)                                  Spain
Sapropor (99.9% owned)                                 Portugal
Barrett Burston Malting Co. Pty. Ltd. (50% owned)      Australia
Malt Real Property Pty. Ltd. (50% owned)               Australia
ConAgra 29 B.V. (50% owned)                            Netherlands
Canada Malting Company Limited (50% owned)             Canada
Ulgrave Limited (50% owned)                            United Kingdom
CAG 28, Inc. (50% owned)                               United States
Productos Verde Valle S.A. de C.V. (50% owned)         Mexico